         This Stock and Warrant Purchase Agreement ("Agreement"), dated as of December 4, 1998, by and among

                  YOU NETWORK, CORPORATION, a New York corporation, having an office at 220 East 23rd Street, Suite 607, New York, NY 10016 ("The Company");

                  DALIA SILVERMAN, residing at 200 West 58th Street, New York, NY 10019 ("Silverman");

                  KLEOPATRA GEORGIADES, having an address at 44 Andromahis Street, Nicosia, Cyprus ("Georgiades" and together with Silverman the "Buyers and each a "Buyer");

                  KYLE TAYLOR, the President of the Company residing at 115 East 72nd Street, New York, NY 10021 ("Taylor"); and

                  DON SENERATH, the Chief Executive Officer of the Company, residing at 155 East 31st, New York, NY 10016 ("Senerath" and collectively with Taylor The "Management Shareholders").


                                R E C I T A L S

         WHEREAS, the Company is engaged in the development of an Internet consumer buying network;

         WHEREAS, each Buyer has agreed to purchase and the Company has agreed to sell to each Buyer 13.5 shares of Common Stock of the Company, no par value (an aggregate of 27 shares of Common Stock referred to herein as the "Purchased Shares") pursuant to the terms and conditions hereinafter set forth in this Agreement which Purchased Shares shall, upon issuance equal 27% of all issued and outstanding common stock of the Company on a fully diluted basis;.

         WHEREAS, the Company has agreed to issue to the Buyers Common Stock purchase warrants ("Purchase Warrants") to purchase in the aggregate such number of shares of Common Stock, at nominal consideration, as shall equal, in the aggregate when added to the Purchased Shares, 27% of the issued and outstanding Common Stock of the Company on a fully diluted basis, immediately following the sale of additional Common Stock by the Company in consideration of the first $400,000 of Common Stock sale proceeds received by the Company following the date of the Stock Purchase Agreement;

         WHEREAS, the Company and the Buyers have agreed that in the event that either Sterling Capital LLC and/or Peter Sahagen (the "Additional Investors") shall purchase common stock (the

"Additional Common Stock") in the Company within 30 days following the Closing Date herein, the Buyers and the Management Shareholders shall surrender a portion of their outstanding shares to the Company as provided herein and the Buyers shall exchange their Purchase Warrants for new warrants as provided herein.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Article I:

         "NOVEMBER 11, BALANCE SHEET" -- the balance sheet for the Company at November 11, 1998 and for the ten months then ended.

         "BALANCE SHEET DATE" - November 11, 1998.

         "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any true and valid claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "CLOSING"  --  as defined in Section 2.03.

         "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

         "COMPANY" -- as defined in the Recitals hereto.

         "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including, but not limited to, any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by and/or in connection with this Agreement.

         "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer (other than restrictions imposed by applicable federal or state securities laws), receipt of income, or exercise of any other attribute of ownership.

         "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and any regulations and rules issued thereunder.

         "FINANCIAL STATEMENTS" -- the balance sheet  for the Company .

         "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "GOVERNMENTAL BODY" -- any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and any rules or regulations thereunder .

         "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if (I) such individual is actually aware of such fact or other matter; or (ii) if such individual upon the exercise of due inquiry would be expected to be aware of such fact or matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, executive, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter.

         "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty in effect and applicable to the companies as of the date of this Agreement.

         "LIABILITIES". --  As determined in accordance with GAAP.

         "ORDER" -- any award, decision, injunction, writ, judgment, order, stipulation, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation (or similar organizational documents) and the bylaws (or similar document) of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement and certificate of formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PURCHASE WARRANTS"  --  as defined in the Recitals to this Agreement.

         "RELATED PERSON" -- with respect to a particular individual:

         (a)      each other member of such individual's immediate Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's immediate Family;

         (c) any Person in which such individual or members of such individual's immediate Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's immediate Family serves as a director, officer, partner, member, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b) any Person that holds a Material Interest in such specified
         Person;

         (c) each Person that serves as a director, officer, partner, member, executor, or trustee of such specified Person (or in a similar capacity);

         (d) any Person in which such specified Person holds a Material
         Interest;

         (e) any Person with respect to which such specified Person serves as a partner, manager or a trustee (or in a similar capacity); and

         (f) any Related Person of any individual described in clause (b) or
         (c). For purposes of this definition, (a) the "Family" of an individual includes (I) the individual, (ii) the individual's spouse,
         (iii) any other natural person who is related to the individual or the individual's spouse as a mother, father, brother or sister, and (iv) any other natural person who resides with such individual, other than a natural person employed by or rendering services for consideration to such individual or his/her family and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect (either directly or indirectly) a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct (either directly or indirectly) the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "TAX" -- any tax however denominated, including any interest, penalties or other additions to tax that may be payable in respect thereof, imposed by any Governmental Body, including, without limitation, all income or profit taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and any other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld or collected.

         "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   ARTICLE II
                               PURCHASE AND SALE

2.01 PURCHASE AND SALE OF SHARES AND WARRANTS. Upon the terms and subject to the conditions of this Agreement and in consideration of the Purchase Price, the Company shall sell, assign, transfer and deliver to each Buyer and each Buyer shall purchase from the Company (I) thirteen and one half (13.5) shares of Common Stock of the Company, and in the aggregate, twenty seven (27) shares of Common Stock ("the Shares"); and the Purchase Warrants.

2.02 PURCHASE PRICE. The aggregate purchase price ("Purchase Price") for the Shares and the Purchase Warrants shall be $200,000 ($100,000 for each Buyer) the ("Purchase Price").

2.03 CLOSING. The Closing shall take place upon the execution of this Agreement at the offices of Silverman, Collura, Chernis & Balzano, P.C.

                                  ARTICLE III
                            AGREEMENT TO RESTRUCTURE

3.01 The Company, the Buyers and the Management Shareholders agree that in the event that either Sterling Capital LLC and/or affiliates thereof, or Peter Sahagen and/or his affiliates (collectively and /or singularly referred to herein as the "Additional Investors") shall, within 30 days of the Closing purchase additional common stock in the Company (the "Additional Common Stock"), the capital stock of the Company shall be restructured in order that following the issuance and sale of the Additional Common Stock, the shareholders of the Company shall respectively own the following percentages of outstanding common stock:

                  (I) in the event the Additional Investors shall pay $100,000 for the Additional Common Stock:

                  Management Shareholders   -        70%
                  Buyers                    -        20%
                  Additional Investors      -        10%

                  (ii) in the event the Additional Investors shall pay $200,000 for the Additional Common Stock:

                  Management Shareholders   -        60%
                  Buyers                    -        20%
                  Additional Investors      -        20%

3.02 In the event that $200,000 of Additional Common Stock is sold by the Company to the Additional Investors, the Purchase Warrants shall expire and be of no further force or effect.

3.03 in the event that $100,000 of Additional Common Stock is sold by the Company to the Additional Investors, upon sale of such Additional Common Stock to the Additional Investors, the Buyers shall surrender the Purchase Warrants to the Company in exchange for new warrants (the "New Warrants") which shall be issued to the Buyers and to the Additional Investors. The New Warrants will entitle the Buyers and the Additional Investors, pro rata to their respective shareholdings, to purchase in the aggregate, such number of shares of common stock at nominal consideration, as shall equal in the aggregate when added to the Purchased Shares and the Additional Shares:

                  30% of the issued and outstanding common stock of the Company on a fully diluted basis immediately following the sale of the first $400,000 of common Stock following the date of sale of stock to the Additional Investors.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF SELLERS AND THE COMPANIES

         The Company and each of the Management Shareholders represent and warrant to the Buyers as follows:

4.01. ORGANIZATION- CHARTER AND BY-LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to own and lease its properties, conduct its business, to enter into this Agreement and the Contemplated Transactions and perform its obligations hereunder. The Company has furnished to Buyer a complete and correct copy of its Organizational Documents, each as amended to date, each of which is in full force and effect. The Company is not in violation of any of the provisions of its Organizational Documents except where such violations would not, taken as a whole, have a material adverse effect on the business of the Company.

4.02. AUTHORIZATION AND ENFORCEABILITY. This Agreement has been duly executed and delivered by, and when executed and delivered by the Company shall constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights, and equitable principles.

4.03. SHARES; CAPITALIZATION. (a) The authorized capital stock of the Company consists solely of the following:

Authorized        Shares
Shares of         Issued and       Par                                     No. of Shares
Common Stock      Outstanding      Value    (a) Shareholders of Record     Owned of Record
------------      -----------      -----    --------------------------     ---------------
200               73               None     Kyle Taylor                          36.5

                                            Don Senerath                         36.5

         (b) None of the Shares are held in treasury. All of the Shares will be conveyed to the Buyers free and clear of any and all liens, claims or encumbrances. All of the Shares will be validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements, arrangements for commitments of any character to which the Company is a party or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. The Company is not a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

4.04. SUBSIDIARIES AND INVESTMENTS. The Company does not own any shares of capital stock of or equity interests in any subsidiary, corporation, partnership, joint venture or other entity.

4.05. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. (a) None of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby will: (I) contravene any provision of the Organizational Documents of the Company, (ii) result in an event of default (or an event that would, with the passage of time or the giving of notice or both, constitute an event of default) under the terms of any material indenture, mortgage or other material Contract to which the Company is a party, or (iii) violate any law or violate any judgment, Order or Legal Requirement to which the Company is subject. No material consent which has not been received or which will not be obtained prior to closing is required in connection with the execution and delivery by any Seller and any Company of this Agreement and the completion of the Contemplated Transactions; No consent or approval by or notice to any Person is required in a connection with the consummation of this agreement and/or change of control of the Company.

4.06. FINANCIAL STATEMENTS. Attached hereto are the Financial Statements. The Financial Statements present fairly the financial condition, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby.

4.07. ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liability or obligation which would be required to be reflected on the Financial Statements and would have a material adverse effect on the business of the Company.

4.08. NO CHANGES. Since the Balance Sheet Date, each of the Companies has conducted its business only in the Ordinary Course of Business. Without limiting the generality of the foregoing sentence, since the Balance Sheet Date, except as disclosed in this Agreement, there has not been any: (I) material uninsured damage to any property owned or leased by the Company; (ii) labor strike; (iii) declaration or payment of any dividend or redemption of any shares of capital stock; (iv) increases in the salaries or bonuses of any employee of the Company outside of the Ordinary Course of Business or payment of any bonuses to officers of the Company; (v) capital expenditures or other asset acquisition or expenditure out of the Ordinary Course of Business;
         (vi) issuance or sale of stock of the Company or options to purchase stock of the Company; (vii) contract entered into by the Company which is material to its operations; (viii) any material encumbrance attaching to assets of the Company; (ix) any agreement or commitment to do any of the foregoing.

4.09. TAX MATTERS. The Company has duly filed with the appropriate federal, state and local governmental agencies all Tax Returns and reports which are required to be filed, and have paid in full, or made adequate provision for, all Taxes, interest, penalties. assessments and deficiencies owed by it. Adequate accrual has been made in the Financial Statements for all the accrued and unpaid federal, state and local Taxes (including interest and penalties) of the Company for the period then ended whether or not yet due and payable and whether or not disputed. The Company has not executed or filed with the IRS or any other taxing authority, any agreement extending the period for assessment or collection of any taxes. In the last five tax years none of the Tax Returns of the Company has been audited by any governmental agency and the Company has not received notice of any intention to audit any of such returns. The Company is not party to any pending action or Proceeding, nor to the knowledge of Seller, is any action or Proceeding threatened, by any Governmental Body for assessment or collection of taxes, and no claim for assessment or collection of taxes, has been asserted against the Company.

4.10. TITLE TO AND CONDITION OF PROPERTIES AND ASSETS. All machinery and equipment and fixtures owned or leased by the Company, are described in Schedule 4.10 hereto. The Company has good and marketable title to all of its properties and assets including those reflected in the Financial Statements and Schedule 4.10 hereto, subject to no mortgage, pledge, lien, conditional sale agreement, security interest, Encumbrance or other charge.

4.11. NO PENDING LITIGATION OR PROCEEDINGS. There are no actions, suits, investigations, claims or proceedings (collectively, "Claims") of any nature or kind whatsoever pending or, to the best knowledge of the Sellers and the Companies, no Claims are threatened, nor is the Company or the Management Shareholders aware of any occurrence or set of facts which with the passage of time could give rise to a Claim which would have a Material Adverse Effect on the Company, the Shares, the Contemplated Transactions or the material Contracts of the Company, at law or in equity, by or before any Governmental Body. There are presently no material outstanding judgments, decrees or orders of any governmental body against or affecting the Company.

4.12. CONTRACTS. Schedule 4.12 identifies each material lease, contract, indenture, mortgage or other agreement to which the Company is a party, each of which is a legal, valid and binding obligation of the Company and is in full force and effect.

4.13. CONTRACT COMPLIANCE. The Company is not in default in any material respect under any material lease, contract, indenture, mortgage or other agreement (collectively, the "Contracts").

4.14. TRANSACTIONS WITH RELATED PARTIES. Neither the Management Shareholders nor any Related Persons thereof, is party to any agreement with the Company, is indebted to the Company, or is due any debt or obligation from the Company.

4.15. BANKING RELATIONS. All of the bank accounts letters of credit, loans and other transactions which the Company has with any banking institution are described in Schedule 4.15 hereto, indicating with respect to each of such arrangement the type of arrangement maintained and the person or persons authorized to act on behalf of the Company in respect thereof and identification of each account maintained by the Company. The Company has not given any person a power of attorney to act on its behalf with respect to such arrangements.

4.16. BROKERS AND FINDERS FEES. Neither the Management Shareholders nor the Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Contemplated Transactions.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

5.01. NO VIOLATION OF LAWS OR AGREEMENTS. None of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions will: (I) result in an event of default (or an event that would, with the passage of time or the giving of notice or both, constitute an event of default) under any of the terms of any material indenture, mortgage or other contract to which any Buyer is a party, or (ii) violate any law or violate any judgment or order of any governmental body to which any Buyer is subject. No material consent is required in connection with the execution and delivery by any Buyer of this Agreement.

5.02. INVESTMENT REPRESENTATIONS -- (I) Each Buyer has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of each Buyer;

         (ii) Each Buyer has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks involved in an investment in the Company;

         (iii) Except as set forth herein, no representations or warranties have been made by the Company, or any agent, employee or affiliate of the Company, to any Buyer and in entering into this transaction each Buyer is relying solely upon information developed from his independent investigation of the Company;

         (iv) Each Buyer understands that (A) the Common Stock and Purchase Warrants issued hereunder (collectively, the "Shares") have not been registered under federal securities laws or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings to "accredited investors"; (B) the Shares are and will be "restricted and securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (c) the Shares may not be sold or otherwise transferred unless they have been first registered under the federal securities laws and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) the Company is under no obligations to register the Shares, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Shares will bear a legend to the effect that the transfer of the same represented thereby is subject to the provisions hereof; and (F) sop transfer instructions will be placed with the transfer agent for the Shares;

         (v) Each Buyer is acquiring the Shares solely for his own account, for investment purposes only, and not with a view towards the resale or distribution thereof;

         (vi) Each Buyer is an "accredited investor", as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

5.03. BROKERS AND FINDERS FEES. None of the Buyers has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Contemplated Transactions.

                                   ARTICLE VI
                               CERTAIN COVENANTS

6.01. KEY MAY LIFE INSURANCE POLICIES. Within 30 days of the Closing Date the Company shall use its best efforts to purchase a key man life insurance policy on the life of Senerath in the amount of $500,000.

6.02. LEGENDS. It is understood that the certificates evidencing the Shares shall bear the following legends:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THESE SECURITIES MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6.03.    COVENANT NOT TO COMPETE.

         (a) For a period of two (2) years from the date of termination of employment of any Management Shareholder with the exception of termination by the Company without substantial cause, such Management Shareholder agrees for himself that he will not, directly or indirectly, (I) engage in the business of electronic commerce with respect to buying or selling of consumer products through a membership network or buying syndicate which offers its members purchase incentives or which utilizes programs and/or systems which duplicate or are similar to the programs and systems which have been developed exclusively by or for the Company; (ii) solicit or endeavor to entice away from the Company, any Person who is, or was during the then most recent 6 month period, employed by or associated with the Company,;
         (iii) solicit or endeavor to entice away from the Company, any person or entity who is, or was within the then most recent 6 month period, a customer, client or prospect of the Company, or (iv) be a member of a partnership or stockholder, investor, creditor, officer, director, employee, agent, associate or consultant of any person, partnership or corporation which does any of the acts described herein. Management Shareholders acknowledge and agree that the remedies available to the Company and Buyers at law in the event of a breach of any of her covenants in this section will be inadequate, and Buyers and the Company or any successor shall be entitled to injunctive relief for the enforcement of this section, in addition to all other remedies which may be available to Buyers or the Company.

         (b) In the event a Management Shareholder is terminated by the Company without substantial cause, as a condition to the enforcement of
         Section 6.03(a), he will receive compensation equivalent to twelve times his monthly compensation during the month immediately prior to the termination date, which compensation shall be paid quarterly in advance. For purposes of this Section, a termination of a Management Shareholder for substantial cause shall mean a termination for one or more of the following reasons:

                  (1)      Fraud, misappropriation or embezzlement; or

                  (2) Gross neglect of duties or an act of gross misconduct which has a detrimental effect on the Company; or

                  (3) Conviction by a court of competent jurisdiction of a felony or a crime involving moral turpitude; or

                  (4)      Material breach of Section 6.04 of this Agreement;
                           or

                  (5) Any act of dishonesty or disloyalty constituting a violation of Executive's fiduciary responsibility to the Company.


6.04. CONFIDENTIALITY. (a) The Management Shareholders and the Buyers acknowledge that certain proprietary and/or confidential information concerning the Company ("Information") has or may be disclosed to them in the course of their association with the Company as employee, shareholder, officer and/or director. The Management Shareholders and the Buyers covenant and agree that they shall:

                  (I) hold the Information in confidence, exercising a degree of care not less than the care used by Management Shareholders to protect their own proprietary or confidential Information that Management Shareholders do not wish to disclose; and

                  (ii) restrict disclosure of the Information solely to those employees, agents representatives and consultants with a need to know in order to complete the Contemplated Transactions, and not disclose it to any other person;

         (b) The Information shall be deemed the property of the Company and, upon request, the Management Shareholders and/or Buyer will return all Information received in tangible form to the disclosing party or will destroy all such Information at the Company"s direction.

         (c) The Management Shareholders and/or Buyers acknowledge that in the event of any unauthorized disclosure, the damages incurred by the Company and the Buyers may be difficult if not impossible to ascertain; and that the Company may seek injunctive relief as well as monetary damages for such improper disclosure.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

7.01.             DELIVERIES AND PROCEEDINGS AT CLOSING.

         (a) DELIVERIES BY SELLERS. The Company shall deliver or cause to be delivered to the Buyers at the Closing:

                  (I) Certificates representing the Shares and Warrants duly endorsed in negotiable form.

                  (ii) Certificates of the appropriate public officials to the effect that the Company is validly existing corporation in good standing under the laws of the state of incorporation.

                  (iii) Certificate of the Secretary of the Company setting forth all resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the performance by the Company of the Contemplated Transactions.

         (b) DELIVERIES BY THE BUYERS. Each of the Buyers shall deliver or cause to be delivered to the Company at the Closing:

                  (I) The Purchase Price, by check or wire transfer of good funds to an account designated by the Company;

                                  ARTICLE VIII
                                INDEMNIFICATION

8.01.    INDEMNIFICATION BY COMPANY AND MANAGEMENT SHAREHOLDERS.

         (a) The Company and Management Shareholders shall jointly and severally indemnify, defend, save and hold Buyers harmless from and against all demands, claims, expenses

         (including reasonable attorneys' fees but excluding indirect, incidental or consequential damages incurred by Buyer), losses or actions (collectively "Claims") incurred by Buyer or the Company in connection with (I) any material inaccuracy or breach of the representations and warranties or schedules made by Management Shareholders or the Company in this Agreement or any material breach of any of the covenants or agreements made by Management Shareholders or the Company in this Agreement; or (ii) any Claims listed or referred to in the Schedules incorporated therein unless and to the extent that such Claims are paid by applicable insurance.

         (b) The indemnification provided for in subparagraph (a) shall be limited to Claims which are made within two years from the date of Closing.

8.02.    INDEMNIFICATION BY BUYERS

         (a) The Buyers shall severally indemnify, defend, save and hold the Company harmless from and against all demands, claims, expenses (including reasonable attorneys' fees but excluding indirect, incidental or consequential damages incurred by the Company), losses or actions (collectively "Claims") incurred by the Company in connection with (I) any material inaccuracy or breach of the representations and warranties made by Buyers in this Agreement or any material breach of any of the covenants or agreements made by Buyers in this Agreement.

         (b) The indemnification provided for in subparagraph (a) shall be limited to Claims which are made within two years from the date of Closing.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.01     CONSTRUCTION. As used herein, unless the context otherwise requires:
         (I) references to "Article" or "Section" are to an article or section hereof; (ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) "knowledge" means actual knowledge; (v) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

9.02. COSTS AND EXPENSES. Buyers and the Company shall each pay their respective expenses incurred in connection with this Agreement and the Contemplated Transactions hereby, except as otherwise specifically provided herein.

9.03. GOVERNING LAW AND JURISDICTION. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles. The Buyer, the Sellers and the Company submit to the jurisdiction of the courts of the state of New York located in New York City, the courts of the United States of America for the Eastern District of New York, and appellate courts from any thereof, and agree that such courts are convenient forums with respect to any dispute arising in connection with or under the terms of this Agreement.

9.05. FURTHER ASSURANCES. The Company shall, at any time and from time to time on and after the Closing Date, upon request by Buyers and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Shares to Buyer and execute any documents required with respect to the sale of the Shares pursuant to this Agreement.

9.06. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (I) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, overnight carrier, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (I) if to Buyers, to:

                  Dalia Silverman
                  200 West 58th Street
                  New York, NY 10019

                  Kleopatra Georgiades
                  c/o Stallion Inc.
                  150 West 30th Street
                  New York, NY 10001

                  Sterling Capital LLC
                  350 Park Avenue
                  14th Floor
                  New York, NY 10022

                  with a required copy to:

                  Peter Silverman, Esq.
                  381 Park Avenue South Suite 1601
                  New York, NY 10016
                  Fax: (212) 779-8858

                  (ii) if to the Company:

                  You Network, Inc.
                  220 East 23rd Street, Suite 607
                  New York, NY 10016
                  Attn: Kyle Taylor

9.07. ASSIGNMENT; GOVERNING LAW. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors, heirs, personal representatives and permitted assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto provided that Buyer may assign this Agreement to an affiliate of the Buyer. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law rules.

9.08. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

9.09. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the schedules and exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, including the letter of intent, as amended. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

9.10. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions hereby is not affected in any manner materially adverse to any party. Upon final determination by a court of competent jurisdiction that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Contemplated Transactions hereby are fulfilled to the fullest extent possible.

9.11. COUNTERPARTS. This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument followed by exchange of original execution documents between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and Year first above written.

YOU NETWORK, INC.

By:                                         /s/ Kyle Taylor
    -------------------------               ----------------------------
                                            Kyle Taylor

/s/ Don Senerath                            /s/ Dalia Silverman
-----------------------------               ----------------------------
Don Senerath                                Dalia Silverman


Kleopatra Georgiades


By: /s/ Achilles Georgiades
    -------------------------
    Achilles Georgiades,
    her Attorney in Fact